                                           Registration Statement No. 333-
                                                                          ------


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                           --------------------------

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                           --------------------------

                                 FOILMARK, INC.
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                                         113101034
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization

                  5 MALCOLM HOYT DRIVE, NEWBURYPORT, MA 01950
                          (Address, including zip code
                         of Principal Executive Offices)

         HOLOPAK TECHNOLOGIES, INC. 1993 NON-QUALIFIED STOCK OPTION PLAN
                            (Full Title of the Plan)

                               FRANK J. OLSEN, JR.
                                    PRESIDENT
                                 FOILMARK, INC.
                              5 MALCOLM HOYT DRIVE
                              NEWBURYPORT, MA 01950
                                 (978) 462-7300
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies to:
                            STEPHEN J. CARLOTTI, ESQ.
                            HINCKLEY, ALLEN & SNYDER
                                1500 FLEET CENTER
                              PROVIDENCE, RI 02903
                                 (401) 274-2000



                                 ---------------

                         CALCULATION OF REGISTRATION FEE


------------------------- ---------------------- ------------------- ---------------------- -----------------
TITLE OF EACH CLASS                              PROPOSED            PROPOSED MAXIMUM       AMOUNT OF
OF SECURITIES TO BE       AMOUNT TO BE           MAXIMUM             AGGREGATE              REGISTRATION FEE
REGISTERED                REGISTERED(1)          OFFERING PRICE      OFFERING PRICE
                                                 PER SHARE (2)
------------------------- ---------------------- ------------------- ---------------------- -----------------
------------------------- ---------------------- ------------------- ---------------------- -----------------
Common
Stock, par
value $.01 per
share....                      279,211                $2.20             $614,264.20                $170.77
------------------------- ---------------------- ------------------- ---------------------- -----------------

(1) Based on 279,211 shares subject to outstanding options under the HoloPak 1993 Non-Qualified Stock Option Plan (the "HoloPak Plan"), adjusted to reflect the conversion ratio on the date hereof subject to the Agreement and Plan of Merger dated as of November 17, 1998 by and among Foilmark, Foilmark Acquisition Corporation, a wholly-owned subsidiary of Foilmark and HoloPak Technologies, Inc.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on a weighted average of the exercise price of the options issued under the HoloPak Plan outstanding as of the date hereof, adjusted by the conversion ratio to reflect the price at which such options could be exercised to purchase shares of common stock of Foilmark, Inc. ("Foilmark") on the date hereof.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents, which have been filed by Foilmark with the Securities and Exchange Commission (the "Commission"), are incorporated by reference herein and shall be deemed to be a part hereof:

        (a) Foilmark's latest Annual Report filed on Form 10-K for the fiscal year ended December 31, 1998 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

        (b) All other reports filed by Foilmark pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K set forth in (a) above; and

        (c) The description of Common Stock included in Foilmark's Registration Statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the General Corporation Law of Delaware (the "DGCL") authorizes and empowers the Registrant to indemnify the directors, officers, employees and agents of the Registrant against liabilities incurred in connection with, and related expenses resulting from, any claim or suit brought against any such person as a result of his relationship with the Registrant, provided that such persons acted in accordance with a stated standard of conduct in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such persons in connection with such acts or events is not necessarily determinative of the questions of whether such persons have met the required standard of conduct and are, accordingly, entitled to be indemnified.

        Article Tenth of the Registrant's Second Amended and Restated Certificate of Incorporation provides for limited liability and rights of indemnification of directors and officers of the Registrant to the full extent permitted by the DGCL. Article Tenth requires the Registrant to indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlements actually and reasonably incurred in connection with such actions. It also authorizes the directors to contract in advance to indemnify such persons.

        In addition, Article X of the Registrant's Restated By-laws requires the Registrant to indemnify to the full extent permitted by law any person who is or was made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he or she or his or her testator or intestate is or was a director, officer or employee of the Registrant or serves or served any other corporation or enterprise at the request of the Registrant. Article X also authorizes the Registrant to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant (or who is or was serving in such capacity at another corporation or enterprise at the request of the Registrant) against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Registrant would have the power to indemnify him or her against such liability under the provisions of its By-laws.

        In addition, pursuant to Indemnification Agreements by and between Foilmark and certain of its officers and directors, Foilmark has agreed to indemnify such officers and directors and hold them harmless from all claims related to his service as an officer or director, to the fullest extent permitted by the DGCL.

ITEM 8. EXHIBITS.


     EXHIBIT NO.               DESCRIPTION

     5              Opinion dated April 29, 1999 of Hinckley, Allen & Snyder

     23.1           Consent of Independent Accountants

     23.2           Consent of Hinckley, Allen & Snyder (included in Exhibit 5)


ITEM 9.  UNDERTAKINGS

        (a)     The undersigned Registrant hereby undertakes:

                (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on April 21, 1999.

                                           Foilmark, Inc.



                                           By: /s/ Frank J. Olsen, Jr.
                                              ------------------------------
                                              Frank J. Olsen, Jr.
                                              President and Chief Executive
                                              Officer


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned do hereby constitute and appoint Frank J. Olsen, Jr. and Philip Leibel and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of the undersigned, individually and in each capacity stated below, a Registration Statement on Form S-8 of Foilmark, Inc. with respect to 279,211 shares of the Registrant's Common Stock issuable pursuant to the HoloPak 1993 Non-Qualified Stock Option Plan, and any and all amendments (including post-effective amendments) thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 21, 1999.

SIGNATURE                                          TITLE


/s/ Frank J. Olsen, Jr.               President and Chief Executive Officer
------------------------              (Principal Executive Officer)
Frank J. Olsen, Jr.


/s/ Philip Leibel                     Chief Financial Officer and
------------------------              Vice President--Finance
Philip Leibel                         (Principal Financial Officer and Principal
                                      Accounting Officer)

/s/ Edward Sullivan                    Vice President and Director
---------------------------------
Edward Sullivan

/s/ Michael Bertuch                    Director
---------------------------------
Michael Bertuch

/s/ Michael Foster                     Director
---------------------------------
Michael Foster

/s/ Thomas Schwarz                     Director
---------------------------------
Thomas Schwarz

/s/ Robert J. Simon                    Director
---------------------------------
Robert J. Simon

/s/ Harvey S. Share                    Director
---------------------------------
Harvey S. Share

/s/ Brian Kelly                        Director
---------------------------------
Brian Kelly

/s/ James L. Rooney                    Director
---------------------------------
James L. Rooney

/s/ Michael S. Mathews                 Director
---------------------------------
Michael S. Mathews

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                 DESCRIPTION

5.1          Opinion of Hinckley, Allen & Snyder

23.1         Consent of Hinckley, Allen & Snyder (included in Exhibit 5.1)

23.2         Consent of KPMG LLP